Exhibit 3.2
ENERGY FUTURE HOLDINGS CORP.
Amended and Restated Bylaws
Section 1. Registered Office. The registered office of the Corporation required by the Texas Business Organizations Code (the “TBOC”) to be maintained in the State of Texas shall be the registered office named in the Certificate of Formation of the Corporation (the “Certificate of Formation”) or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the board of directors in the manner provided by law.
Section 2. Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof.
Section 3. Quorum; Required Vote for Shareholder Action; Adjournment of Meetings.
     (a) Quorum. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy, unless otherwise provided in the Certificate of Formation of the Corporation, as the same may be amended from time to time, in accordance with the TBOC.
     (b) Voting on Matters Other Than the Election of Directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series entitled to vote is required by the TBOC, the affirmative vote of the holders of a majority of the shares of any class or series entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Formation or these bylaws in accordance with the TBOC.
     (c) Voting in the Election of Directors. Unless otherwise provided in the Certificate of Formation or these bylaws in accordance with the TBOC, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
     (d) Adjournment. Notwithstanding the other provisions of the Certificate of Formation or these bylaws, the chairman of the meeting or the holders of a majority of the shares entitled to vote that are represented in person or by proxy at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the shareholders, such time and place shall be determined by a vote of the holders of a majority of the shares entitled to vote that are represented in person or by proxy at such meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.
Section 4. Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the board of directors shall fix and set forth in the notice of the meeting.

Section 5. Special Meetings. Unless otherwise provided in the Certificate of Formation, special meetings of the shareholders for any proper purpose or purposes may be called at any time by (a) the chairman of the board (if any), the president, the board of directors, or such other person or persons as may be authorized in the Certificate of Formation or (b) unless the Certificate of Formation provides otherwise, the holders of at least twenty-five percent of all the shares entitled to vote at the proposed special meeting.
Only business within the purpose or purposes described in the notice (or waiver thereof) required by these bylaws may be conducted at a special meeting of the shareholders.
Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or for any other proper purpose, the board of directors may fix in advance a record date for any such determination, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.
Section 7. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than 60 days before the date of the meeting, personally, by electronic transmission or by mail, by or at the direction of the president, the secretary or the officer or calling the meeting, to each shareholder entitled to vote at such meeting.
Section 8. Voting. Unless otherwise required by law or provided in the Certificate of Formation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. If the Certificate of Formation provides for more or less than one vote per share for all the outstanding shares or for the shares of any class or series on any matter, every reference in these bylaws or in the Certificate of Formation (unless expressly stated otherwise therein), in connection with such matter, to a specified portion of such shares shall mean such portion of the votes entitled to be cast in respect of such shares by virtue of the provisions of such Certificate of Formation.
Section 9. Action by Written Consent. Any action required by the TBOC to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the taking of such action
Section 10. Form Of Certificates Of Stock, Uncertificated Shares And Transfer Of Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the TBOC, and shall be entered in the books of the Corporation and registered as they are issued. Certificates of stock of the Corporation shall be of such form and device as the board of directors may from time to time determine. The stock of the Corporation shall be transferable only on the books of the Corporation by registered owners of uncertificated shares and by the holders in person or by attorney on surrender of the certificates therefor properly endorsed. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and upon payment of all taxes as may be imposed by law, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon the Corporation’s books. The board of directors may appoint one or more transfer agents and one or more registrars of the stock. The Corporation shall be entitled to treat the holder of record of any shares of the

Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the information required by Section 3.205(a) of the TBOC.
Section 11. Signing Of Certificates Of Stock. Certificates of stock of the Corporation shall be signed by the chairman of the board, the chief executive, the president or any vice president and either the secretary or an assistant secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.
Section 12. Directors. The board of directors shall consist of not less than two nor more than fifteen directors. Subject to the foregoing sentence, the specific number constituting the board of directors shall be determined by resolution of the board of directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Meetings of the board of directors shall be held at the time and place fixed by resolution of the board of directors or upon the call of the chairman of the board or the president. The secretary or officer performing his duties shall give two days’ notice of all meetings of directors by mail or telegram to the last known address of each director, or, on consent of a director, by electronic transmission, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at such time as may be fixed by a resolution of the board. Meetings of the directors may be held at any time without notice if all directors are present or if those not present waive notice either before or after the meeting. At any meeting of directors a majority of the whole number of directors shall constitute a quorum, but less than a quorum shall have power to adjourn the meeting from time to time.
Section 13. Officers. Each year, the board of directors may elect one of their number chairman of the board, shall elect a president of the Corporation, shall elect one or more vice presidents, a secretary and a treasurer, and may elect one or more assistant secretaries and assistant treasurers and such other officers as they may from time to time deem proper. The same person may be elected to and hold more than one office, except that the president and the secretary shall not be the same person. The term of office of all officers shall be one year, or until their respective successors are chosen and qualified, but any officer may be removed from office for or without cause at any time by the board of directors. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the board of directors, and the officer so elected shall hold office until his successor is chosen and qualified. The officers of the Corporation shall have such powers and duties as usually pertain to their offices, respectively, as well as such powers and duties as may from time to time be conferred by the board of directors.
Section 14. Committees. The board of directors may establish committees, each committee to consist of one or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Unless the chair is appointed by the board, each committee shall designate a chair by majority vote of the committee. Each committee may make rules for the conduct of its business as it may deem necessary. A majority of the members of each committee shall constitute a quorum. Each committee shall act only on the affirmative vote of a majority of the members present at a meeting.

Section 15. Insurance, Indemnification And Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary, to the fullest extent permitted by the laws of the State of Texas, including without limitation Chapter 8 of the Texas Business Organizations Code or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person’s service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Organizations Code. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 15 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.
Section 16. Compensation Of Directors. The board of directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the board of directors, committees, and to determine the amount of such compensation and fees.
Section 17. Amendment Of Bylaws. These bylaws may be altered, changed or amended as provided by statute, or at any meeting of the board of directors by affirmative vote of a majority of all of the directors.